                                                                  Exhibit 11


                   Yardville National Bancorp and Subsidiary
                       Computation of Earnings Per share
                     Years ended December 31, 1995 and 1994*

 Primary Earnings Per Share
 --------------------------

 (in thousands, except per share amounts)                                                1995        1994
 ----------------------------------------                                                ----        ----

 Reconciliation of net income, per consolidated statements of income to amount used in primary earnings per share
 computation:
 Net income                                                                           $ 3,403      $ 2,523

Add:  Interest on long-term debt and interest on
      investment securities, net of income tax
      effect, on application of assumed proceeds from
      exercise of options and warrants in
      excess of 20% limitation                                                            120          247
                                                                                      --------------------
Net income, as adjusted                                                               $ 3,523      $ 2,770

Reconciliation of weighted average number of
 shares outstanding to amount used in primary
 earnings per share computation:
 Weighted average number of shares outstanding                                          1,964        1,255
 Add:  Equivalent shares issuable from assumed
       exercise of options and warrants in excess
       of 20% limitation                                                                  228          502


       Equivalent shares issuable from assumed
       exercise of dilutive options                                                         -            -
                                                                                      --------------------
Weighted average number of shares outstanding, as adjusted                              2,192        1,757
                                                                                      --------------------

Primary earnings per share                                                             $ 1.61         1.58
                                                                                      --------------------






* 1995 and 1994 earnings per share amounts were calculated utilizing the modified treasury stock method. The expiration of the warrants in June 1996 resulted in a change in the computation method of earnings per share to the treasury stock method in 1996. The computation of earnings per share for 1996 can be clearly determined from the material contained in the 1996 Annual Report to Stockholders filed with the 1996 10K.

                                                              Exhibit 11, cont.

                   Yardiville National Bancorp and Subsidiary
                       Computation of Earnings Per Share
                     Years ended December 31, 1995 and 1994


Fully Dilluted Earnings Per Share
---------------------------------

(in thousands, except per share amounts)                                               1995             1994
----------------------------------------                                               ----             ----

Reconciliation of net income, per consolidated statements
   of income to amount used in fully diluted earnings per
   share computation:
   Net income                                                                         $ 3,403          $ 2,523

Add:  Interest on long-term debt and interest on
      investment securities, net of income tax
      effect, on application of assumed proceeds from
      exercise of options and warrants in
      excess of 20% limitation                                                            101              223
                                                                                      ------------------------
Net income, as adjusted                                                                 3,504            2,746
                                                                                      ------------------------

Reconciliation of weighted average number of shares
    outstanding to amount used in fully
    diluted earnings per share computation:
Weighted average number of shares outstanding                                          1,964            1,255

Add:  Equivalent shares issuable from assumed
      exercise of options and warrants in excess
      of 20% limitation                                                                  228              502

      Equivalent shares issuable from assumed
      exercise of dilutive options                                                      -                -
                                                                                      ------------------------
Weighted average number of shares outstanding, as adjusted                              2,192            1,757
                                                                                      ------------------------

Fully diluted earnings per share                                                      $  1.60           $ 1.56
                                                                                      ------------------------